UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PDC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 16, 2019

Leading Independent Proxy Advisory Firm Glass Lewis Recommends PDC Energy Shareholders Vote “FOR” All Three of the Company’s Nominees on the WHITE Proxy Card

DENVER, May 16, 2019 — PDC Energy, Inc. (“PDC” or “The Company”) (Nasdaq: PDCE) today announced that leading independent advisory firm Glass, Lewis & Co. (“Glass Lewis”) has recommended that PDC Energy shareholders vote “FOR” the three Company directors standing for reelection this year — PDC’s President and Chief Executive Officer Barton R. Brookman and independent directors Mark E. Ellis and Larry F. Mazza — on the WHITE proxy card in connection with the Company’s 2019 Annual Meeting of Shareholders (“2019 Annual Meeting”) scheduled for May 29, 2019.

Glass Lewis noted that Kimmeridge has failed to present a compelling case for change at the board level and recommends rejecting Kimmeridge’s nominees. Glass Lewis also recommends that shareholders vote “FOR” the non-binding, advisory vote on the Company’s executive compensation.

In its May 15, 2019 report, Glass Lewis indicated it does not believe PDC shareholders will be better served by Kimmeridge’s nominees(1):

“...disconcertingly large sections of [Kimmeridge’s] materials are indeed bogged down in self-contradicting perspectives and unusually fluid methodologies which fail to mitigate what we consider to be sound rebuttals from PDC. Concerns with these items compound doubts around the Dissident’s promoted plans — which have, at times, involved objectively aggressive recommendations that often fade into more broadly phrased suggestions — and a slate of alternative candidates very light on scalable industry expertise and public board and executive experience. Thus, we are broadly unconvinced investors would be better served electing any of Kimmeridge’s candidates at this time.”

The Glass Lewis report also stated that Kimmeridge’s nominees are not compelling for a company of PDC’s scope and scale:

“PDC has, in our view, offered sufficiently compelling counters to push back on the bulk of a dissenting solicitation which has, almost from the start, struggled to assemble consistent themes and methodologies in support of its own overarching narratives. That Kimmeridge has also publicly advanced aggressive

(1)  Permission to use quotations neither sought nor obtained capital allocation initiatives and purportedly pushed to finance unspecified M&A activity by the Company hardly helps a case which is also tied to a short slate of nominees we do not consider to be particularly compelling for a firm of PDC’s scope and scale.”

The Glass Lewis report highlighted Kimmeridge’s inconsistent use of peer sets as part of its ‘muddled’ platform:

“…we believe the issue substantively begins and ends with reference to Kimmeridge’s side of the battle. This perspective is owed in lesser degree to PDC’s more stable proxy peer set — which, to points raised by [Kimmeridge], has changed to an incremental degree year-over-year — and in much greater degree to what we would characterize as [Kimmeridge’s] rapidly changing and often contradictory arguments around the most suitable benchmarks for PDC. These contradictions show up not only across [Kimmeridge’s] discrete filings over time, but also within the individual filings themselves, indicating a disconcerting inclination to fluidly apply differing standards as a means to punctuate perceived divides.”

The Glass Lewis report concluded that PDC shareholders should vote “FOR” all PDC’s nominees on the WHITE proxy card:

“Against this backdrop, and with due reference to PDC’s compelling returns since the appointment of Mr. Brookman as CEO, we believe there is adequate cause to support the incumbent board at this time. Accordingly, we recommend shareholders vote FOR all nominees using management’s WHITE proxy card.”

PDC issued the following statement:

The recommendation of Glass Lewis to vote “FOR” all of PDC Energy’s highly qualified directors sends a strong message that PDC has the right assets, the right strategy and, importantly, the right team to continue delivering results for shareholders. PDC’s President and Chief Executive Officer Bart Brookman and independent directors Mark Ellis and Larry Mazza have the appropriate skill sets to navigate the challenges that E&P companies face today, particularly in Colorado. In addition, PDC’s directors bring diversity of thought and large scale operational and technical expertise to support the Company’s continued operational success.

In contrast, Kimmeridge’s nominees, Ben Dell, Alice Gould, and James Adelson have no significant public board experience, no large-scale oil and gas operating and technical expertise, and no Colorado regulatory experience. These nominees, if elected, would narrow the perspectives and skill sets represented on the Board. The Board urges shareholders to reject Kimmeridge’s self-serving campaign, and support PDC Energy’s continued capital discipline, profitable growth and free cash flow generation.

We encourage all shareholders to protect the value of their investment by following the recommendation of Glass Lewis and voting in support of PDC Energy’s three directors.

The PDC Energy Board reminds shareholders that every vote is important and unanimously recommends that all shareholders vote “FOR” the election of PDC’s three nominees on the WHITE proxy card.

Additional materials regarding the Board’s recommendation for the 2019 Annual Meeting can be found at https://votewhiteforpdc.com.

EVERY SHAREHOLDER’S VOTE IS EXTREMELY IMPORTANT,

NO MATTER HOW MANY SHARES YOU OWN.

Shareholders who have questions or require any assistance voting their shares should contact PDC Energy’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

Banks and Brokers may call collect: (212) 929-5500

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas. PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 regarding our business, strategy, the 2019 Annual Meeting, and potential nominees for the board of directors. All statements other than statements of historical fact included in and incorporated by reference into this report are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate and similar expressions or variations of such words are intended to identify forward-looking statements herein. Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading “Risk Factors,” made in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, and other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION

PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for the 2019 Annual Meeting. PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings.

CERTAIN INFORMATION REGARDING PARTICIPANTS

PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Investors

Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Andrew Siegel

212-355-4449